EXHIBIT 4.4

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JANUARY [●], 2024 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, BY CALLING (800) 322-2885 (TOLL FREE).

GYRODYNE, LLC

Organized under the laws of the State of New York

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase an

Aggregate of 625,000 Common Shares of Limited Liability Company Interests of Gyrodyne, LLC

Subscription Price: $8.00 per Whole Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [●], 2024 (THE “EXPIRATION DATE”)

REGISTERED OWNERS:

THIS CERTIFIES THAT the registered owners whose names are inscribed hereon are the owners of the number of non-transferable subscription rights (“Subscription Rights”) set forth above. The Subscription Rights entitle the holders thereof to subscribe for and purchase an aggregate of 625,000 common shares of limited liability company interests (the “Common Shares”) of Gyrodyne, LLC, a New York limited liability company (the “Company”), at a subscription price (the “Subscription Price”) equal to $8.00 per whole share, ending on the Expiration Date of this rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.

In connection with the Rights Offering, each of our shareholders will receive one subscription right for every five full Common Shares owned by such shareholder as of the close of business on January 29, 2024, the record date, provided that no fractional shares will be issued in the Rights Offering and exercises therefor will be rounded to the nearest whole number, with halves rounded down. Additionally, shareholders may over-subscribe for additional common shares to the extent that offered subscription rights are not exercised by other shareholders, although we cannot assure you that we will fill any over-subscriptions. Shareholders who exercise their Subscription Rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent. To the extent you properly exercise your over-subscription privilege for a number of common shares that exceeds the number of the unsubscribed shares available to you, the subscription agent will return to you any excess subscription payments, without interest or penalty, as soon as practicable following the Expiration Date.

The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning together with payment of the aggregate Subscription Price for each Common Share in accordance with the instructions contained herein. This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Computershare Trust Company, N.A., the Subscription Agent. Witness the signatures of its duly authorized officer.

DATED: January [●], 2024

Chief Executive Officer, President, Chief Financial Officer and Treasurer

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.

By mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By hand or overnight courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To invest and purchase shares pursuant to your Basic Subscription Privilege, please complete lines (a)(i) and (b) and sign under line (c) below. To invest and purchase shares pursuant to your Over-Subscription Privilege, please also complete line (a)(ii)and (b) and sign under line (c) below. To the extent your investment exceeds shares that you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF SUBSCRIPTION RIGHT:

(i) Basic Subscription Privilege

I exercise	_________________ (No. of Basic Subscription Shares Subscribed For)	x x	$8.00 (Subscription Price)	= =	$_____________(Amount Enclosed)
(ii) Over-Subscription Privilege: If you have exercised your Basic Subscription Privilege in full and wish to purchase additional Common Shares pursuant to your Over-Subscription Privilege:
I exercise	_________________ (No. of Over-Subscription Shares Subscribed For)	x x	$8.00 (Subscription Price)	= =	$_____________(Amount Enclosed)
(b) PAYMENT:
Amount Enclosed
Basic Subscription Privilege:	$_____________

 ☐ Wire transfer of immediately available funds to accounts maintained by the Subscription Agent for purposes of accepting subscription in the Rights Offering at:

[insert Computershare wire instructions]

  ☐ Personal check drawn on a U.S. bank payable to “Computershare Trust Company, N.A., as subscription agent, f/b/o Gyrodyne, LLC”.

Over-Subscription Privilege:	$_____________
Total Amount Enclosed:	$_____________

Method of Payment. All payments must be made in U.S. dollars in immediately available funds, by wire transfer of immediately available funds, or personal check drawn upon a U.S. bank payable to Computershare Trust Company, N.A. acting as subscription agent, f/b/o Gyrodyne, LLC). The Subscription Agent will not accept payment by any other means.

(c) SIGNATURE(S):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the rights offering and I hereby irrevocably subscribe for the number of Common Shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the Common Shares for which I have subscribed, Gyrodyne, LLC may exercise its legal remedies against me. This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by the documents transmitted herewith.

_______________________    ___________________           ____________________________

Signature(s) of Subscriber(s)      Date                                           Daytime Telephone Number(s)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).  See the instructions

__________________      ___________________       _________________________       _________________________

Name(s)                                  Full Title                        Taxpayer ID # or Social Security                Date

SECTION 2 – SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a) To be completed ONLY if the book-entry representing the Common Shares to be issued in a name other than that of the registered holder.

(See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(b) To be completed ONLY if the book-entry representing the Common Shares is to be issued to an address other than that shown on the front of this certificate. (See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name: __________________________ Print Full Address: _________________________ Taxpayer ID # or Social Security # _________________________	Print Full Name: __________________________ Print Full Address: _________________________ Taxpayer ID # or Social Security # ________________________

SIGNATURE GUARANTEE

This must be completed if you have completed any portion of Section 2.

Signature Guaranteed:       ________________________________

                                                      (Name of Bank or Form)

By:     _________________________________
                   (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock, broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (800) 322-2885 (TOLL-FREE) OR EMAIL AT PROXY@MACKENZIEPARTNERS.COM. THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [●], 2024, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS

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